UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

Vericel Corporation

(Exact name of registrant as specified in its charter)

001-35280

(Commission File Number)

Michigan	94-3096597
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices, with zip code)

(800) 556-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 14, 2018, Vericel Corporation (the “Company”) provided notice to prepay in full all outstanding indebtedness under and to terminate the Loan and Security Agreement dated as of September 9, 2016, by and between the Company, Silicon Valley Bank as Agent and Silicon Valley Bank, MidCap Financial Trust, MidCap Funding III Trust and other lenders listed therein as lenders (the “Original Loan Agreement”), as amended by that certain First Loan Modification Agreement, dated as of December 30, 2016 (the “First Modification Agreement”), that certain Second Loan Modification Agreement, dated May 9, 2017 (the “Second Modification Agreement”) and that certain Third Loan Modification Agreement, dated December 6, 2017 (the “Third Modification Agreement”, and together with the Original Loan Agreement, the First Modification Agreement, and the Second Modification Agreement, the “SVB Loan Agreement”), which termination was effective December 19, 2018.

The SVB Loan Agreement provided for a term loan facility up to $15 million and a $10 million revolving line of credit with Silicon Valley Bank and MidCap Financial Trust. The SVB Loan Agreement included terms and conditions, including customary events of default, such as non-payment of principal or interest, violations of covenants, bankruptcy and material judgments. Under the SVB Loan Agreement, the Company’s obligations to the lenders were secured by substantially all of the Company’s assets, excluding intellectual property. A further description of the SVB Loan Agreement can be found in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016, December 30, 2016, May 9, 2017 and December 8, 2017, which descriptions are incorporated herein by this reference. The foregoing description of the SVB Loan Agreement is only a summary and is qualified in its entirety by reference to the Original Loan Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 14, 2016, the First Modification Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 30, 2016, the Second Modification Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on June 2, 2017 and the Third Modification Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 8, 2017.

As of the date of termination, the Company had $17,083,333 in outstanding borrowings and $92,701 in outstanding interest and fees under the SVB Loan Agreement, which were repaid in full at the time of termination. In connection with the termination of the SVB Loan Agreement, the Company paid an additional prepayment premium in the amount of $225,000, which represents 1.50% of the original principal amount of the term loan and a final payment in the amount of $540,000, which represents 3.60% of the aggregate original principal amount of the term loan commitment. The Company did not incur any other early termination penalties in connection with the termination of the SVB Loan Agreement or the prepayment of indebtedness thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Date: December 20, 2018
	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer and Vice President Corporate Development